Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-280424) pertaining to the 2024 Incentive Award Plan and 2024 Employee Stock Purchase Plan of GRAIL, Inc., and
(2)Registration Statement (Form S-8 No. 333-281890) pertaining to the 2024 Employment Inducement Incentive Award Plan of GRAIL, Inc.;
of our report dated March 5, 2025, with respect to the consolidated financial statements of GRAIL, Inc. included in this Annual Report (Form 10-K) of GRAIL, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

San Diego, California
March 5, 2025